Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2014, in the Amendment No. 3 to Registration Statement (Form S-1) and related Prospectus of Univar Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

November 14, 2014